                                                                    EXHIBIT 4.10





           AMENDMENT NUMBER FOUR TO SECOND AMENDED AND RESTATED LOAN
                             AND SECURITY AGREEMENT


          This Amendment Number Four to Second Amended and Restated Loan and Security Agreement ("Amendment") is entered into as of April 25, 1997, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and GREYHOUND LINES, INC., a Delaware corporation ("Borrower"), in light of the following:

          FACT ONE: Borrower and Foothill have previously entered into that certain Second Amended and Restated Loan and Security Agreement dated as of June 5, 1995, as amended by Amendment Number One dated as of April 12, 1996, Amendment Number Two dated as of December 20, 1996, and Amendment Number Three dated as of March 25, 1997 (the "Agreement").

          FACT TWO: Borrower and Foothill desire to further amend the Agreement as provided for and on the conditions herein.


          NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Agreement as follows:


          1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

          2.   AMENDMENTS.

               (a) Section 1.1 of the Agreement is hereby amended by deleting the definition of "Senior Notes due 2007" and replacing it with the following:

                    "Senior Notes due 2007" means Borrower's Senior Notes due
               in 2007 in the original principal amount of up to $180,000,000.

               (b) Section 7.3 of the Agreement is hereby amended by adding the following clause after the words "Section 7.10" contained therein:

               ", and except for reclassification of its capital stock provided in the Borrower's certificate of designation regarding the Preferred Stock"


               (c) Section 7.8 of the Agreement is hereby amended by adding the following after the words "Permitted Note Redemption, ":

               "the repayment (including any required prepayment premium) required to terminate the Interest Rate Protection Agreements, and the prepayments to The CIT Group/Equipment Financing, Inc. and Deere Credit Services, Inc. (in the approximate amounts of $7,400,000 and $5,800,000 respectively) of certain purchase money financing respecting 87 buses,"


          3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof, except to the extent that they relate solely to an earlier date in which case they shall be true, complete and accurate as of such earlier date.

          4. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned receipt by Foothill of an executed copy of this Amendment.

          5. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of its counsel) arising in connection with the preparation, execution, and delivery of this Amendment.

          6. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

          7. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation


                                        By: /s/ THOMAS SIGURDSON
                                           ----------------------------------
                                        Title: Vice President
                                              -------------------------------


                                        GREYHOUND LINES, INC.,
                                        a Delaware corporation


                                        By: /s/ STEVEN L. KORBY
                                           ----------------------------------
                                        Title: Executive Vice President & CFO
                                              -------------------------------

          The undersigned has executed a Security Agreement-Stock Pledge in favor of Foothill Capital Corporation ("Foothill") collateralizing the obligations of Greyhound Lines, Inc., ("Greyhound") owing to Foothill. The undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that: its Security Agreement-Stock Pledge remains in full force and effect; nothing in such Security Agreement-Stock Pledge obligates Foothill to notify the undersigned of any changes in the financial accommodations made available to Greyhound or to seek reaffirmations of the Security Agreement-Stock Pledge; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.


                                        T & V HOLDING COMPANY,
                                        a Delaware corporation

                                        By: /s/ STEVEN L. KORBY
                                           ----------------------------------
                                        Name: Steven L. Korby
                                             --------------------------------
                                        Title: Executive Vice President
                                              -------------------------------